Exhibit 5.01

[LETTERHEAD OF WINSTON & STRAWN LLP]

August 8, 2012

American States Water Company

630 East Foothill Blvd.

San Dimas, California 91773

Re:          Registration of Securities of American States Water Company

Ladies and Gentlemen:

We have acted as special counsel to American States Water Company, a California corporation (the “Company ”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement ”), to be filed by the Company with the Securities and Exchange Commission (the “Commission ”) under the Securities Act of 1933, as amended (as so amended, the “Act ”), and the proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Act, as set forth in the Registration Statement, the prospectus contained therein  and any supplement to the prospectus, of the following securities:

(i)                                     Common shares of the Company, no par value (the “Common Stock”);

(ii)                                  Preferred shares of the Company, no par value, issued in one or more series (the “Preferred Stock”);

(iii)                               depositary receipts (“Depositary Receipts”) which represent a fractional interest of a particular series of Preferred Stock (the “Depositary Shares”); and

(iv)                              debt securities, issued in one or more series (the “Debt Securities”) under an indenture, dated as of December 1, 1998 (the “Original Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor to JPMorgan Chase Bank, National Association (formerly Chase Manhattan Bank and Trust Company, National Association, and then J.P. Morgan Trust Company, National Association), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of July 31, 2009 (the “Supplemental Indenture, together with the Original Indenture,” the “Indenture”).

It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Debt Securities, the Common Stock, the Preferred Stock and the Depositary Shares (collectively the “Securities”) while the Registration Statement is in effect.  The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinion set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Indenture, filed as an exhibit to the Company’s Form 10-Q for the quarter ended June 30, 2009, under which the Debt Securities are to be issued; (iii) the proposed form of Deposit Agreement, including the form of Depositary Receipt attached as Exhibit A thereto, filed as an exhibit to registration statement No. 333-68299 (the “Deposit Agreement”); (iv) a specimen certificate representing the Common Stock; (v) the Amended and Restated Articles of Incorporation, as amended, of the Company, as presently in effect (the “Articles of Incorporation”); (vi) the Bylaws of the Company, as presently in effect (the “Bylaws”); and (vii) the resolutions of the Board of Directors of the Company relating to, among other matters, the filing of the Registration Statement.

We are familiar with the various corporate proceedings heretofore taken and additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Securities.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.  We have also assumed that the Company will remain validly existing and in good standing under the laws of the State of California.  As to certain facts material to this opinion letter, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of the Company.

On the basis of the foregoing, and subject to (i) the Registration Statement and any amendments thereto being effective under the Act, (ii) the Trustee being duly qualified under the Trust Indenture Act of 1939; (iii) a prospectus supplement having been filed with the Commission describing the Securities being offered thereby, (iv) the applicable Deposit Agreement pursuant to which the Depositary Shares will be issued having been duly authorized, validly executed and delivered by the Company and the other parties thereto, and (v) the Securities being issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with a duly executed and delivered purchase, underwriting or similar agreement with respect to the Securities, we are of the opinion that,

1.         With respect to the Common Stock, when the Board of Directors of the Company (or a duly authorized issuance committee thereof) has taken all necessary corporate action to authorize the final terms of the issuance and sale of the shares of Common Stock; and the Company has received the consideration therefor, the Common Stock will be validly issued, fully paid and nonassessable.

2.         With respect to the shares of any series of Preferred Stock, when (i) the Board of Directors of the Company (or a duly authorized issuance committee thereof) has taken all necessary corporate action to fix and determine the final terms of the issuance and sale of the sale of such Preferred Stock; (ii) the terms of the series of Preferred Stock have been duly established in conformity with the Articles of Incorporation and Bylaws, and (iii) the Company has received the consideration therefor, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.         With respect to the shares of Depositary Shares, when (i) the Board of Directors of the Company (or a duly authorized issuance committee thereof) has taken all necessary corporate action to approve the final terms of the issuance and sale of such Depositary Shares and the underlying Preferred Stock, (ii) the terms of the Depositary Shares have been duly established in conformity with the Deposit Agreement and do no violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the terms of the underlying Preferred Stock have been duly established in conformity with the Articles of Incorporation and Bylaws, (iv) the Depositary Shares are executed, countersigned and delivered in accordance with the terms of the Deposit Agreement against payment therefor, and (v) the Company has received the consideration therefor, the Depositary Shares and the underlying Preferred Stock will be validly issued, fully paid and nonassessable.

4.         With respect to the Debt Securities, when (i) the Board of Directors of the Company (or a duly authorized issuance committee thereof) has taken all necessary corporate action to approve the final terms of the issuance and sale of the Debt Securities, (ii) the terms of the Debt Securities have been established in conformity with the Indenture and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) such Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the Indenture, and (iv) the Company has received the agreed-upon consideration therefor, the Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

The opinions expressed herein are based upon and limited to the laws of the State of California.  We express no opinion herein as to any other laws, statutes, regulations or ordinances.   The opinions expressed herein based on the laws of the State of California are limited to the laws generally applicable in transactions of the type covered by the Indenture and the Deposit Agreement.

We hereby consent to the filing of this opinion letter as Exhibit 5.01 to the Registration Statement to be filed by the Company on or about the date hereof and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ WINSTON & STRAWN LLP